As filed with the Securities and Exchange Commission on October 16, 2009.

Registration No. 333-123234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISLE OF CAPRI CASINOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1659606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Emerson Road, Suite 300,

St. Louis, Missouri 63141

(314) 813-9200

(Address of Principal Executive Offices)

ISLE OF CAPRI CASINOS, INC. RETIREMENT TRUST AND SAVINGS PLAN

(Full title of the Plan)

Edmund L. Quatmann, Jr.

Senior Vice President and General Counsel

600 Emerson Road, Suite 300

St. Louis, Missouri  63141

(Name and Address of Agents For Service)

(314) 813-9200

(Telephone Number, Including Area Code, of Agents For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The registrant previously registered 100,000 shares of its common stock, $0.01 par value per share (“Common Stock”), on Form S-8 (File No. 333-123234) which was filed with the Securities and Exchange Commission on March 10, 2005. The shares of Common Stock were to be issued in connection with the Isle of Capri Casinos, Inc. Retirement Trust and Savings Plan (the “Plan”). The Plan has been amended to remove Common Stock as an investment option.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 16, 2009.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ EDMUND L. QUATMANN, JR.
Edmund L. Quatmann, Jr.
Senior Vice President and General Counsel